SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary information statement	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement
Alliance Media Group Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
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Preliminary Information Statement

Dated: June 6, 2014

ALLIANCE MEDIA GROUP HOLDINGS, INC.

400 N Congress Avenue Suite 130

West Palm Beach, FL 33401

(888) 607-3555

INFORMATION STATEMENT

This information statement (this “Information Statement”) is furnished to the shareholders of Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about June 20, 2014.

The corporate actions involve the following proposal (the “Proposal”):

1)

The number of shares of Stock authorized by the Company to be issued be increased from 100,000,000 shares to 110,000,000 shares, comprising 100,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

2)

The Company Amend its Articles of Incorporation containing the terms and provisions detailed in the Information Statement.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 1, 2014 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL IS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Daniel de Liege Daniel de Liege
President and Chief Executive Officer West Palm Beach, FL June 6, 2014

 ALLIANCE MEDIA GROUP HOLDINGS, INC.

400 N Congress Avenue Suite 130

West Palm Beach, FL 33401

INFORMATION STATEMENT

June 6, 2014

_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about June 20, 2014.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on May 1, 2014 (the “Record Date ”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 100,000,000 shares to 110,000,000 shares, comprising 100,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

2)

The Company Amend its Articles of Incorporation containing the terms and provisions detailed in the Information Statement.

The aforementioned action is hereinafter referred to collectively as the “Proposal”.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, held in excess of fifty percent (50%) of the Company’s issued and outstanding voting shares of common and preferred stock who have voted in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did The Majority of the Shareholders Vote For And How Did They Vote?

As of June 6, 2014, the Company had received executed consents from shareholders holding a total of 17,851,316 of the Company’s 33,279,748 eligible voting shares of Company common stock, which comprises a majority of the outstanding stock eligible to vote on such matters.  The Shareholders provided consent with respect to the following matters:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 100,000,000 shares to 110,000,000 shares, comprising 100,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

2)

The Company Amend its Articles of Incorporation containing the terms and provisions detailed in the Information Statement.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 16,639,875 shares, was required for approval of the Proposal.

The Company’s shareholders that have voted in favor of the Proposal and the number of shares of common stock within their voting control as of the Record Date are described below. These shareholders had 53.64% of the shares of the Company’s voting common stock. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates the holders of shares of the Company’s common and preferred stock that have voted in favor of the Proposal.

	Stock Voted on Record Date
Name	Number	Percent(1)
AMG Energy Solutions, Inc. Daniel de Liege MWK Holdings,Inc. Willem Johan Sturm and Marie M. Sturm	6,700,000 4,500,000 3,500,000 3,151,316	20.13% 13.52% 10.52% 9.47%
TOTAL	17,851,316	53.64%
(1) Applicable percentage of ownership is based on 33,279,748 shares of common and preferred stock outstanding as of the Record Date.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 2014, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	No. of Shares (1)	% Owned (2)	Capacity
Daniel de Liege	4,505,000	13.522%	Officer/Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

Mark W. Koch (3)	4,026,000	12.097%	Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

Name and Address	No. of Shares (1)	% Owned (2)	Capacity
Johan Sturm (4)	3,376,316	10.145%	Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

Joseph McNaney	1,184,000	3.558%	Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

Ron Logan	100,000	*	Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

Ted R. Chasanoff (5)	304,308	*	Director
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

All officers and directors as a group (six persons)	13,495,624	40.552%

AMG Energy Solutions, LLC (6)	6,700,000	20.132%	5% Holder
400 N Congress Avenue Suite 130 West Palm Beach, FL 33401

*  less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)  This table is based upon 33,279,748 shares issued and outstanding as of May 1, 2014.

(3) Includes 500,000 Shares owned by Mark W. Koch, 20,000 shares owned by Marilyn Koch, 6,000 shares owned by Blake Koch and 3,500,000 shares owned by MWK Holdings, Inc., the beneficial owner of which is Mark Koch.

(4) Includes 3,151,316 shares owned by Willem Johan Sturm and Marie M Veronique Sturm JT, 112,500 shares owned by Angelique Sturm and 112,500 shares owned by Jayson Sturm.

(5) Includes 196,808 shares owned by Ted Chasanoff, 7,500 shares owned by Devin Chasanoff and 100,000 shares owned by Teddy Chasanoff.

(6)  The beneficial owner of AMG Energy Solutions, LLC is Daniel de Liege.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

THE PROPOSAL

The Proposal comprises the following action:

1)

The number of shares of Stock authorized by the Company to be issued be increased from 100,000,000 shares to 110,000,000 shares, comprising 100,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001.

2)

The Company Amend its Articles of Incorporation containing the terms and provisions detailed in the Information Statement.

Certificate of Amendment of Articles of Incorporation

Pursuant to the approval of the Proposal, the following amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State:

Paragraph 3 of the Articles of Incorporation shall be as follows:

“3. The Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, par value $0.001.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Purpose of Authorizing Shares of Preferred Stock

The Board believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility to raise essential additional capital for the Company without the expense and delay of a special shareholders’ meeting. Notwithstanding, the issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders if the shares are convertible into shares of common shares, the Board believes that such transactions would increase the value of the Company to its shareholders. In addition, by delegating to the Company’s board of directors the right to designate and issue from time to time, in one or more series, shares of Preferred Stock par value $0.001 subject to such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof hereinafter adopted by the Company’s board of directors and to specifically delineate right of the Company’s board of directors to issue shares of Common and Preferred Stock for such consideration as may be determined by the Company’s board of directors and to issue rights or options to acquire such shares on terms and conditions to be determined by the Company’s Board of Directors gives the Board the flexibility to act quickly in response to various business opportunities, without the expense and delay of calling a special shareholders’ meeting.

At this time, the Company is merely authorizing the issuance of 10,000,000 shares of Preferred Stock par value $0.001.  Because it does not have any specific plans, proposals or arrangements to issue any of the shares of preferred stock, the Company has not designated any specific series of Preferred Stock which have specific rights and preferences. It is assumed that if any when such designation takes place, the applicable Certificate of Designation(s) approved by the Company’s Board of Directors will define, if applicable, the dividend rights, terms of conversion, redemption provisions, voting rights, liquidation rights; preemption rights; any restriction on alienability of the securities, any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities together with such other and further matters as the Board of Directors, in their sole discretion shall determine.

The specific terms and conditions of the preferred stock being authorized cannot be stated or estimated at this time because no offering thereof is contemplated in the proximate future. Notwithstanding, no further authorization by shareholders for the issuance thereof is necessary and the terms of the preferred shares being authorized, when designated and issued, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined solely by the Board of Directors.

Advantages and Disadvantages of Authorizing Shares of Preferred Stock

There are certain advantages and disadvantages of voting for the authorization of shares of preferred stock. The advantages include:

•	The ability to raise capital by issuing preferred stock under possible financing transactions, if any.

•	To have shares of preferred stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing shareholders, which could cause the market price of our stock to decline.

•	The issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock.

•

The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Anti-Takeover Effects of the Proposed Amendment

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding.

Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of the proposed amendment of the Company’s Articles of Incorporation.

DESCRIPTION OF SECURITIES

Common Stock

The Company has authorized capital of 100,000,000 shares of capital stock, all of which is designated Common Stock par value $.001. As of May 1, 2014, the Company had 33,279,748 shares of Common Stock issued and outstanding.

Each holder of shares of Common Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock held by the shareholder.

Limitation of Liability; Indemnification

The Company’s Bylaws include an indemnification provision whereby we have agreed to indemnify directors and officers of the Company to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the U.S. Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions In Charter Documents

Pursuant to the terms of our Bylaws, our authorized but unissued common and preferred shares are available for future issuance without having to obtain shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Additional Information

Additional information concerning Alliance Media Group Holdings, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No shareholder has requested the Company to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one (1) or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 400 N Congress Avenue Suite 130, West Palm Beach, FL 33401 or by calling the Company at (888) 607-3555 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors
West Palm Beach, FL
Date: June 6, 2014	By	/s/ Daniel de Liege
Daniel de Liege
President